EXHIBIT 24.4


                               POWER OF ATTORNEY



            KNOW ALL MEN BY THESE  PRESENTS  that the  undersigned,  a  director and/or officer of Worldtex, Inc. (the "Corporation"), does hereby constitute and appoint Barry D. Setzer, Marty R. Kittrell and Mitchell R. Setzer, and each of them, his true and lawful attorney or attorneys to execute in his name, place and stead in such capacity or capacities (whether on behalf of the Corporation, or as a director and/or officer of the Corporation, or otherwise), any and all instruments which said attorney may deem necessary or advisable in order to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, pertaining to annual reports of the Corporation on Form 10-K and amendments thereof, including without limitation, power and authority to sign his name (whether on behalf of the Corporation, or as a director and/or officer of the Corporation, or by attesting the seal of the Corporation, or otherwise) to any such annual reports on Form 10-K, and any amendments thereof, and other documents in connection therewith, and to file any of the aforementioned documents with the Securities and Exchange Commission, each of said attorneys to have full power and authority to do and perform in the name and on behalf of the undersigned, every act whatsoever necessary or advisable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person.

            IN WITNESS WHEREOF, the undersigned has signed his name hereto on the date set opposite his name.



Dated: March 26, 1999




                                                /S/ MARTY R. KITTRELL
                                         -----------------------------------
                                                    Marty R. Kittrell